Exhibit 99.1

            SKY HARVEST ANNOUNCES COMPLETION OF CORPORATE NAME CHANGE
                        AND ADVISORY BOARD APPOINTMENTS

October 1, 2013                                         Symbol: SKYH:OTC Markets

VANCOUVER, BRITISH COLUMBIA - The Company is pleased to announce that it has completed its name change from "Sky Harvest Windpower Corp." to "Sky Harvest Energy Corp." The purpose of the name change was to reflect the Company's intention to expand its business focus to include other projects in the renewable and non-renewable energy sectors.

Sky Harvest further announces that it has appointed Claus E. Andrup to its advisory board. Since 1999, he has acted as a director of Western Wind Energy Corporation, a public company involved in wind power development in California and Arizona that was recently acquired by Brookfield Renewable Energy Partners LP. In 2010, Mr. Andrup was appointed as a regional director for GTE Sustainable Energy Inc., a company that specializes in the identification, financing, and development of clean energy products and the commercialization of environmental commodities, such as carbon credits. Mr. Andrup has studied marketing and behavioral sciences at Metropolitan College, London Polytechnic, and the London School of Economics and has been involved in corporate communications, marketing, and public relations since 1971.

In addition, Sky Vertical Technologies Inc., Sky Harvest's operating subsidiary that is involved in the manufacture and design of vertical axis wind turbines, has formed an advisory board that will be responsible for providing guidance to its Board of Directors as it expands operations. Initially, the advisory board will consist of the following members:

RONALD J. RICKERT

Since 2002, Mr. Rickert has acted as the President of Crosswind Power, LLC, a private Florida-based company that is involved in the distribution of vertical axis wind turbines and other alternative energy solutions. The company was responsible for installing the first vertical axis wind turbine in Florida and also built the first insulated concrete form residence in the city of Boca Raton. Mr. Rickert is also a member of the American Institute of Architects and has practiced in that profession since 1993.

PAUL J. WALITSKY

Mr.   Walitsky  has  over  40  years  of   experience   in  energy   efficiency,
sustainability, and environmental engineering. He is currently a director of Green Seal, a Washington, D.C.-based organization that certifies environmentally responsible products and services. Mr. Walitsky has also previously acted as the Environmental Commissioner for Franklin Township, New Jersey and as a member of the U.S. Green Building Council. He holds a Master of Science degree in Engineering Management from the Newark College of Engineering (1972), as well as a Bachelor of Science degree in Metallurgical Engineering (1963) and a Master of Science degree in Metallurgy from New York University (1966).
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In connection  with the  appointment of the advisory board members,  Sky Harvest
Energy Corp. has agreed to grant incentive stock options on a total of 300,000 shares of its common stock with an exercise price of $0.25 each for a period of five years. This grant is pursuant to the Company's previously announced 2011 Stock Option Plan.

Sky Harvest invites shareholders and other interested parties to visit its website located at its new URL, www.skyharvestenergy.com. You may also contact Sky Harvest at 604-267-3041 locally or toll-free 1-877-700-7021

SKY HARVEST ENERGY CORP.

William Iny, President

Sky Harvest Energy Corp. is a United States and British Columbia reporting issuer involved in development stage wind power projects located in southwest Saskatchewan, Canada. Wind speed and environmental data relating to the Company's leased properties indicates that the properties host a strong and consistent wind resource that warrants the erection of wind power generation facilities with the potential to generate up to 350 MW of electricity.

Safe harbor for Forward-Looking Statements: Except for statements of historical fact, the information presented herein constitutes forward-looking statements. Forward-looking statements may include financial and other projections, as well as statements regarding the Company's future plans, objectives or economic performance, or the assumptions underlying any of the foregoing. The Company uses words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intend", "plan", "forecast", "project", "estimate" and similar expressions to identify forward-looking statements. Any such forward-looking statements are based on assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to the Company's expectations and predictions is subject to a number of risks, assumptions and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from those indicated. Forward looking statements in this press release include the following: that the Company will expand its business to include other projects in the renewable and non-renewable energy sector, and that the advisory board of its subsidiary will provide guidance to its Board of Directors. Factors which may delay or prevent these forward looking statements from being realized include that we may not be able to raise sufficient funds to expand our operations, that we may not succeed in our current operations, and that the Board of Directors may not make use of the advisory services of the advisory board members. Readers should refer to the risk disclosures outlined in the Company's periodic reports filed from time to time with the United States Securities and Exchange Commission on EDGAR at www.sec.gov and with the British Columbia Securities Commission at www.sedar.com.

For further information:
Sky Harvest at 604-267-3041 locally or toll-free 1-877-700-7021